EXHIBIT 10.73

STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is entered into as of July 1, 2001, (the “Effective Date”) by MetriGenix, Inc., a Delaware corporation (the “Company”), and [name] (the “Stockholder”).

SECTION 1. Acquisition Of Shares.

     (a)       Sale and Purchase. On the terms and conditions set forth in this Agreement and pursuant to the provisions of the Company’s Amended and Restated Omnibus Stock Plan adopted as of June 14, 2001 (the “Plan”), the Company agrees to sell to Stockholder, and the Stockholder agrees to purchase from the Company, [Number of Shares (figure amount)] shares of Stock. The sale and purchase shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

     (b)       Consideration. The Stockholder agrees to pay $0.30 for each Purchased Share, for a total of [amount (figure amount)]. The Purchase Price is agreed to be at least 100% of the Fair Market Value of each Purchased Share. Payment in an amount equal to the Purchase Price of all Purchased Shares shall be made on the transfer date in cash.

     (c)       Stock Restriction Agreement. In consideration of the Company’s willingness to sell Shares to Stockholder, Stockholder agrees to be bound by the transfer restrictions, Right of Repurchase, Right of First Refusal, Rights of Second Refusal, Rights of Co-Sale, Market Stand-off, Drag Along Rights and other terms and conditions herein.

     (d)       Defined Terms. Capitalized terms not otherwise defined herein are defined in Section 13 of this Agreement.

SECTION 2. Restrictions Against Transfer, Right Of Repurchase and Put Right.

     (a)      Restrictions Against Transfer. All Purchased Shares initially shall be Restricted Shares and shall be subject to a right of repurchase by the Company. The Stockholder shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, nor any of the Purchased Shares which have been held for less than one year from the Effective Date, except as provided in the following sentence. The Stockholder may transfer Restricted Shares, and/or any Purchased Shares which have been held for less than one year from the Effective Date, (i) by beneficiary designation, will or intestate succession or (ii) to the Purchaser’s spouse, children or grandchildren or to a trust established by the Stockholder for the benefit of the Stockholder or the Stockholder’s spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement, including without limitation this Section 2.

     (b)       Condition Precedent to Exercise. The Right of Repurchase shall be exercisable with respect to Restricted Shares only during the 90-day period next following the date when the Stockholder’s Service terminates for any reason, with or without cause, including (without limitation) death or disability.

     (c)       Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to one-fourth (1/4th) of the Restricted Shares on the Effective Date. The Right of Repurchase shall lapse with respect to an additional one-forty eighth (1/48th) of the remaining Restricted Shares when the Stockholder completes each month of continuous Service thereafter. The Right of Repurchase shall lapse and all of the remaining Restricted Shares shall become vested on the earlier of the following events: (i) the Company is subject to a Change in Control; (ii) the Company successfully consummates an initial public offering of its Stock pursuant to an effective registration statement under the Securities Act covering a primary sale of Stock of the Company at a public offering price of at least eight dollars ($8.00) per Share with gross proceeds of thirty million dollars ($30,000,000) or more or (iii) the Stockholder’s Service is terminated at any time during the three (3) month period preceding or the thirteen (13) month period following the consummation of a Change in Control of the Company’s Parent due to an Involuntary Termination Without Cause or a Constructive Termination. Any and all Purchased Shares with respect to which the Right of Repurchase shall have lapsed shall be fully vested in Stockholder and shall not be Restricted Stock.

     (d)       Repurchase Cost. If the Company exercises the Right of Repurchase, it shall pay the Stockholder an amount equal to the Purchase Price per Share under Subsection 1(b) above for each of the Restricted Shares being repurchased.

     (e)       Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to the Stockholder prior to the expiration of the 90-day period specified in Subsection (b) above. The notice shall set forth the date on which the repurchase is to be effected which shall not be more than thirty (30) days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Stockholder the Purchase Price determined according to Subsection (d) above. Payment shall be made in cash or cash equivalents. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection (e).

     (f)       Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which by reason of such transaction are distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. After each such transaction, appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company’s outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

     (g)       Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 2, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

     (h)       Escrow. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (f) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Purchased Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Stockholder and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Right of Repurchase or (ii) released to the Stockholder upon the Stockholder’s request to the extent the Purchased Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Purchased Shares that have vested (and any other vested assets and securities attributable thereto) shall be released as soon as administratively practicable following the expiration of 90 days after the earlier of (i) the Stockholder’s cessation of Service or (ii) the lapse of the Right of Repurchase as to all Purchased Shares. Notwithstanding this Section 2(h), in the event Stockholder elects to pledge all or part of the Restricted Shares as contemplated in Section 3(h) below, the certificates for the Restricted Shares so pledged shall be held pursuant to the terms and conditions of a Stock Pledge Agreement to be entered into between Parent and the Stockholder.

     (i)       Put Right. During any period in which the Company’s Right of Repurchase is exercisable, the Stockholder or his or her Transferee shall have a corresponding right to require the Company to purchase all, but not less than all, of the

Restricted Shares, which Put Right shall be exercisable only by written notice delivered to the Company prior to the expiration of such period. The notice shall set forth the date on which the repurchase is to be effected which shall not be more than thirty (30) days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Stockholder an amount equal to the Purchase Price per Share under Subsection 1(b) above for each of the Restricted Shares being repurchased. Payment shall be made in cash or cash equivalents. The Put Right shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection (i).

SECTION 3. Right Of First Refusal.

     (a)       Right of First Refusal. In the event that the Stockholder proposes to sell, pledge or otherwise transfer to a third party any Purchased Shares (which are not then Restricted Shares and have been held for at least one year), or any interest in such Purchased Shares, the Company, in the first instance, and each of the Investors and Parent (collectively, the “Investor Stockholders”), in the second instance, shall have the rights of refusal with respect to all or part of such Purchased Shares as herein set forth. If the Stockholder desires to transfer such Purchased Shares (which are no longer subject to the restrictions against transfer in Subsection 2(a)), the Stockholder shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of such Purchased Shares proposed to be transferred, the proposed transfer price and the terms of payment, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws (the “Initial Transfer Notice”). The Initial Transfer Notice shall be signed both by the Stockholder and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Purchased Shares. For a period of thirty (30) calendar days following the Initial Transfer Notice, the Company shall have the right to purchase all or part of the Purchased Shares on the terms of the proposal described in the Initial Transfer Notice (with an equivalent amount of cash being substituted for proposed payment in any form other than cash) by delivery of a notice of exercise of the Right of First Refusal within such 30-day period. The Company shall effect the purchase of any of the Purchased Shares pursuant to the exercise of the Right of First Refusal, including payment of any portion of the purchase price required to be paid upon closing and execution of any documents evidencing any deferred obligation to pay any portion of the purchase price, not more than thirty (30) calendar days after delivery of the notice of exercise, and at such time the Stockholder shall deliver to the Company the certificate(s) representing the Purchased Shares to be purchased by the Company, each certificate to be properly endorsed for transfer. The Company’s rights under this Subsection (a) shall be freely assignable, in whole or in part.

     (b)       Investor Stockholders’ Right of Second Refusal. In the event that the Company does not elect to purchase all of the Purchased Shares pursuant to its Right of

First Refusal under Section 3(a) above within the period set forth therein, the Stockholder shall promptly (and in any event not later than forty-five (45) calendar days after the Initial Transfer Notice) give a written Transfer Notice (the “Second Transfer Notice”) to each of the Investor Stockholders. The Second Transfer Notice shall set forth the number of Purchased Shares not purchased by the Company and shall otherwise reflect the information required in an Initial Transfer Notice pursuant to Section 3(a). Each Investor Stockholder shall then have the right, exercisable upon written notice to the Stockholder (a “Participation Notice”) within fifteen (15) calendar days after the receipt of the Second Transfer Notice, to purchase its pro rata share (determined based on each such Investor Stockholder’s then percentage ownership in the Company (as determined on an as-if-converted basis) unless the Investor Stockholders agree upon a different percentage within such 15-day period) of the Purchased Shares subject to the Second Transfer Notice on the same terms and conditions set forth therein. The Investor Stockholders who so exercise their rights of second refusal (each such Investor Stockholder a “Participating Investor” and collectively, the “Participating Investors”) shall effect the purchase of the Purchased Shares, including payment of any portion of the purchase price required to be paid upon closing and execution of any documents evidencing any deferred obligation to pay any portion of the purchase price, not more than fifteen (15) calendar days after delivery of the Participation Notice, and at such time the Stockholder shall deliver to the Participating Investors the certificate(s) representing the Purchased Shares to be purchased by such Participating Investors, each certificate to be properly endorsed for transfer.

     (c)       Right of Co-Sale.

               (i)       In the event the Company and the Investor Stockholders fail to exercise their respective rights to purchase all of the Purchased Shares subject to Section 3(a) and (b) hereof, following the exercise or expiration of the rights of purchase set forth therein, the Stockholder shall deliver to each Investor Stockholder written notice (a “Co-Sale Notice”) that each Investor Stockholder shall have the right, exercisable upon written notice (a “Co-Sale Participation Notice”) to Stockholder within fifteen (15) calendar days after receipt of the Co-Sale Notice, to participate in such transfer on the same terms and conditions as proposed with respect to the Purchased Shares of such Stockholder. Such Co-Sale Participation Notice shall indicate the number of shares of capital stock of the Company owned by such Investor Stockholder (the “Investor Stock”) that such Investor Stockholder wishes to sell under his or its right to participate. To the extent one or more of the Investor Stockholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Purchased Shares that such Stockholder may sell in the transaction shall be correspondingly reduced.

               (ii)       Each Investor Stockholder may sell all or any part of that number of its shares of capital stock of the Company equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Co-Sale Notice by (ii) a fraction the numerator of which is the number of shares of Stock owned by such Investor Stockholder at the time of the proposed transfer (as determined on an as-if-converted basis) and the denominator of which is the total number of shares of Stock of the Company owned by the Stockholder and the Investor Stockholders at the time of the transfer, without regard to the transfer (as determined on an as-if-converted basis).

               (iii)       Each Investor Stockholder who elects to participate in the transfer pursuant to this Section 3(c) (a “Co-Sale Participant”) shall effect its participation in the transfer by promptly delivering to the Stockholder one or more certificates, properly endorsed for transfer, which represent the type and number of shares of capital stock of the Company which such Co-Sale Participant elects to sell provided, however, that if a Co-Sale Participant owns Preferred Stock of the Company and the prospective transferee objects to the delivery of Preferred Stock, such Co-Sale Participant shall convert such Preferred Stock into Stock and deliver Stock. The Company agrees to make any such conversion concurrent with the actual transfer of such shares.

               (iv)       The stock certificate or certificates that represent the shares which such Co-Sale Participant elects to sell to the prospective Transferee pursuant to Section 3(c) shall be transferred by the Stockholder to such Transferee in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Transferee shall concurrently therewith pay to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective Transferee prohibits such assignment or otherwise refuses to purchase shares from a Co-Sale Participant exercising its rights of co-sale hereunder, the Stockholder shall not sell to such prospective Transferee any Purchased Shares unless and until, simultaneously with such sale, such Stockholder shall purchase such shares from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

               (v)       If Stockholder has delivered Co-Sale Notices and otherwise has complied with the provisions of this Section 3, the Stockholder may, not later than sixty (60) calendar days following delivery to the Investor Stockholders of the Co-Sale Notices, enter into an agreement providing for the closing of the transfer of that portion of the Purchased Shares covered by the Co-Sale Notice and not displaced by participation in the transfer of the Investor Stockholders as permitted by this Section 3 within thirty (30) calendar days of such agreement, at the same price per share and on other terms and conditions not more materially favorable to the Stockholder than those described in the Co-Sale Notices. Any proposed transfer at a different price per share or on other terms and conditions materially more favorable than those described in the Co-Sale Notices, as well as any subsequent proposed transfer of any of the Purchased Shares of the Stockholder, shall again be subject to the Right of First Refusal, Rights of Second Refusal and Rights of Co-Sale and shall require compliance by the Stockholder with the procedures described in this Section 3. Any Purchased Shares not actually sold or transferred to a proposed Transferee by the Stockholder within such 30-day period at the price and on the terms set forth in the Co-Sale Notices shall remain subject to all of the provisions of this Agreement. Any Purchased Shares which are sold or transferred to such proposed Transferee by the Stockholder within such 30-day period shall also remain subject to all of the provisions of this Agreement. Completion of such sale and transfer of the shares on the books and records of the Company will be subject to the Transferee of such shares executing with the Company a stock restriction agreement containing the aforementioned provisions.

     (d)       Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Purchased Shares subject to this Section 3 or into which such Purchased Shares thereby become convertible shall immediately be subject to this Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Purchased Shares subject to this Section 3.

     (e)       Termination and Exception. Any other provision of this Section 3 notwithstanding, the Right of First Refusal, Rights of Second Refusal and Rights of Co-Sale shall terminate upon the successful consummation of an underwritten initial public offering by the Company of its Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended and shall not apply to a transfer in connection with a Change in Control.

     (f)       Permitted Transfers. This Section 3 shall not apply to a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Stockholder’s spouse, children or grandchildren or to a trust established by the Stockholder for the benefit of the Stockholder or the Stockholder’s spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all the provisions of this Agreement, including without limitation this Section 3.

     (g)       Termination of Rights as Stockholder. If the Company and/or the Investor Stockholders make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be purchased in accordance with this Section 3, then after such time the person from whom such Purchased Shares are to be purchased shall no longer have any rights as a holder of such Purchased Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Purchased Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

     (h)       Pledge of Purchased Shares to Secure Loan. Notwithstanding anything to the contrary in Section 2 and this Section 3, the Company, the Investors and the Parent hereby agree that Stockholder may pledge all or part of the Purchased Shares to secure a loan from Parent to Stockholder to enable Stockholder to acquire the Purchased Shares hereunder and in connection therewith, each of the Company, the Investors and Parent waives its rights of refusal and any co-sale rights under this Section 3 with respect to such pledge of Purchased Shares.

SECTION 4. Other Restrictions On Transfer.

     (a)       Purchaser Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Stockholder hereby represents and warrants to the Company as follows:

(i) The Stockholder is acquiring and will hold the Purchased Shares for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii) The Stockholder understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Stockholder obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Stockholder further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

(iii) The Stockholder is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Stockholder acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv) The Stockholder will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Stockholder agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under applicable state law.

(v) The Stockholder has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

(vi) The Stockholder is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Stockholder is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Shares.

     (b)       Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

     (c)       Market Stand-Off. In connection with the first underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Stockholder shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. The Market Stand-Off shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the

Purchased Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection 4(c).

     (d)       Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

SECTION 5. Drag Along Rights.

     (a)       Generally. If at any time the holder(s) of a majority of the shares of Stock of the Company desire to sell, exchange, convey, or otherwise transfer, in one or a series of related transactions to an independent third party, all of the outstanding shares of Stock of the Company (“Selling Holder(s)”), then the Selling Holder(s) may require the Stockholder to sell, exchange, convey, or otherwise transfer, and the Stockholder agrees to sell, exchange, convey, or otherwise transfer all of the shares of Stock at the same price per share of Stock (as set forth below) and on the same terms and conditions, as received by the Selling Holder(s) from the independent third party for the same class of shares.

     (b)       Conditions to Obligation. The Stockholder’s obligation to sell, exchange, convey or otherwise transfer the Stock under the provisions of this Section 5 is subject to the requirements that (i) the Selling Holder(s) shall give notice to the Stockholder of such sale, exchange, conveyance, or transfer at least thirty (30) days prior to the proposed date of such event, specifying the price and terms upon which shares of Stock are to be sold, exchanged, conveyed, or transferred, and the proposed date of such event, and (ii) upon the consummation of said sale, exchange, conveyance, or transfer, the Stockholder will receive the same form and amount of consideration per share of Stock as received by the Selling Holder(s) for the same class of shares, or, if the Selling Holder(s) are given an option as to the form and amount of consideration to be received, the Stockholder will be given the same option.

SECTION 6. Successors And Assigns.

     Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and inure to the benefit of, and be binding upon, the Stockholder and the Stockholder’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 7. No Retention Rights.

     Nothing in this Agreement shall confer upon the Stockholder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Stockholder), which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 8. Tax Election.

     The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. The Stockholder should consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Stockholder acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if the Stockholder requests the Company or its representatives to make this filing on his or her behalf.

SECTION 9. Legends.

     Legends. All certificates evidencing Purchased Shares shall bear the following legends:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT (i) GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY, (ii) GRANTS TO CERTAIN INVESTORS RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS UPON AN ATTEMPTED TRANSFER OF THE SHARES, AND (iii) IMPOSES ON THE HOLDER CERTAIN SO-CALLED MARKET STAND OFF AND DRAG ALONG REQUIREMENTS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN

EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 10.      Notice.

     Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective (a) upon personal delivery; (b) three (3) business days after having been sent by registered or certified mail, return receipt requested, with postage and fees prepaid; or (c) one (1) business day after having been sent by Federal Express or other similar overnight courier, with receipt therefor. Notice shall be addressed to the Company at its principal executive office and to the Stockholder at the address that he or she most recently provided to the Company.

SECTION 11.      Entire Agreement.

     This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.

SECTION 12.      Choice Of Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13.      Definitions.

     (a)       “Agreement” shall mean this Stock Purchase Agreement.

     (b)       “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

     (c)       “Change in Control” shall mean:

(i) The consummation of a merger or consolidation of the Company or its Parent with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company or its Parent, as the case may be, immediately prior to such merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s or its Parent’s assets to an unrelated entity; or

(iii) The sale, transfer or other disposition of eighty percent (80%) or more of the capital stock of the Company or its Parent in one transaction or a series of related transactions.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s or its Parent’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s or its Parent’s securities immediately before such transaction.

     (d)       “Code” shall mean the Internal Revenue Code of 1986, as amended.

     (e)       “Constructive Termination” shall have the meaning ascribed thereto in the Gene Logic Inc. Executive Severance Plan, as in effect on the date of this Agreement.

     (f)       “Consultant” shall mean an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

     (g)       “Drag Along Rights” shall mean the obligation of the Stockholder to transfer the Purchase Shares pursuant to Section 5 in the event a majority of the holders of Stock wish to transfer all of the shares of Stock to an independent third party.

     (h)       “Employee” shall mean any individual who is a common-law employee of the Company, or an entity which is a Parent or a Subsidiary on the date of this Agreement.

     (i)       “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

     (j)       “Investors” shall mean those persons and entities set forth on Schedule 1 to that certain Stock Purchase and Contribution Agreement, dated as of July 1, 2001, among the Company, Gene Logic and such persons and entities.

     (k)      “Involuntary Termination Without Cause” shall have the meaning ascribed thereto in the Gene Logic Inc. Executive Severance Plan, as in effect on the date of this Agreement.

     (l)       “Market Stand-Off” shall mean the restriction against transfer of the shares by the Stockholder pursuant to Subsection 4(c) for the 180 day period following an initial public offering of equity securities by the Company.

     (m)       “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

     (n)       “Parent” shall mean Gene Logic, Inc.

     (o)       “Purchase Price” shall mean the amount for which one Share may be purchased pursuant to this Agreement, as specified in Section 1(b).

     (p)       “Purchased Shares” shall mean the Shares purchased by the Stockholder pursuant to this Agreement.

     (q)       “Put Right” shall mean the Stockholder’s Put Right in Section 3.

     (r)       “Restricted Share” shall mean a Purchased Share that is subject to the Right of Repurchase in Section 2.

     (s)       “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 3.

     (t)       “Right of Repurchase” shall mean the Company’s right of repurchase described in Section 2.

     (u)       “Rights of Co-Sale” shall mean the rights of the Parent and Investors under Section 3 to participate in a transfer of the Purchased Shares under Section 3.

     (v)       “Rights of Second Refusal” shall mean the Parent’s and Investors’ rights of second refusal in Section 3.

     (w)       “Securities Act” shall mean the Securities Act of 1933, as amended.

     (x)       “Service” shall mean service as an Employee, Outside Director or Consultant.

      (y)      “Share” or “Shares” shall mean one or more shares of Stock.

     (z)       “Stock” shall mean the Common Stock of the Company, with a par value of $0.01 per Share.

     (aa)       “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (bb)       “Transferee” shall mean any person to whom the Stockholder has directly or indirectly transferred any Purchased Shares.

     (cc)       “Transfer Notice” shall mean the notice of a proposed transfer of Purchased Shares described in Section 3.

     WITNESS, the signatures below this 31st day of August, 2001, effective as of the first date set forth above.

PURCHASER:	METRIGENIX, INC

_____________________________ [name]	By:__________________________

Title:_________________________

FULL-RECOURSE PROMISSORY NOTE

$[amount]	August 31, 2001
Gaithersburg, Maryland

     FOR VALUE RECEIVED, the undersigned Borrower promises to pay to Gene Logic Inc. (the “Company”) at its principal offices at 708 Quince Orchard Boulevard, Gaithersburg, Maryland 20878, the principal sum of [amount (figure amount)], together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.

     1.     Term. The principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable at the close of business on August 31, 2008.

     2.     Rate of Interest. Interest shall accrue under the Note on any unpaid principal balance at the Long Term Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the date of issuance, compounded semiannually.

     3.     Prepayment. Prepayment of principal and interest may be made at any time without penalty.

     4.     Events of Acceleration. The entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable upon:

(a) The date when the Borrower ceases to be employed by either Gene Logic, Inc. or MetriGenix, Inc. for any reason;

(b) The failure of the Borrower to pay when due the principal balance and accrued interest on this Note and the continuation of such default for more than 10 days;

(c) The insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of 90 days or more;

(d) The occurrence of an event of default under the Stock Pledge Agreement securing this Note or any obligation secured thereby;

(e) Any sale, transfer or other disposition of any shares of Common Stock of MetriGenix, Inc. (“MG”) owned by Borrower (including shares of Common Stock owned as of the date hereof and any acquired hereafter);

(f) One hundred eighty (180) days following the closing of an initial public offering of the Common Stock of MG requiring registration under the Securities Act of 1933, as amended; or

(g) The occurrence of a Change in Control of MG (as defined in that certain Stock Purchase Agreement, dated as of even date herewith, between MG and the Borrower).

     5.     Security. Payment of this Note shall be secured by a Stock Pledge Agreement to be executed and delivered by the Borrower and covering shares of the Common Stock of MG owned by Borrower. The Borrower, however, shall remain personally liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Stock Pledge Agreement, may be applied to the satisfaction of the Borrower’s obligations hereunder.

     6.     Collection. If action is instituted to collect this Note, the Borrower shall pay all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with such action.

     7.     Waiver. No previous waiver and no failure or delay by the Company or the Borrower in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default or failure of condition under this Note, the Stock Pledge Agreement or the obligations secured thereby. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver.

     The Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

     8.      Notice. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by (i) hand delivery, in which event effective notice shall be deemed to have been given as of the date of delivery, (ii) Federal Express, Express Mail or other nationally recognized overnight courier, in which event effective notice shall be deemed to have been given on the next business day after being sent, or (iii) by registered or certified mail, postage prepaid, return receipt requested, in which event effective notice shall be deemed to have been given three (3) business days after being sent. Notice shall be addressed to the Company at its principal office and to Borrower at the address set forth on the signature page of this Note or to such other address as a party may furnish to the other by notice in accordance with this Section 8.

     9.     Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

     10.     Governing Law. This note shall be construed in accordance with the laws of the State of Maryland.

BORROWER:

_____________________________ [name]

Address: ______________________

_________________________

STOCK PLEDGE AGREEMENT

     In order to secure payment of the promissory note dated August 31, 2001 (the “Note”) payable to Gene Logic Inc., a Delaware corporation (the “Company”), at its principal offices in the principal amount of [amount, figure amount], which Note [name] (the “Borrower”) delivered in connection with a loan extended to the Borrower by the Company, the Borrower hereby grants the Company a security interest in, and assigns, transfers and pledges to the Company, the following securities and other property:

     (a)     The [number of shares (figure amount)] shares of the MetriGenix, Inc. (“MG”) Common Stock (the “Common Stock”) delivered to and deposited with the Company as collateral for the Note; and

     (b)     Any and all new, additional or different securities or other property subsequently distributed with respect to the shares identified in Subsection (a) above that are to be delivered to and deposited with the Company pursuant to the requirements of Section 3 of this Agreement;

     (c)     Any and all other property and money that is delivered to or comes into the possession of the Company pursuant to the terms and provisions of this Agreement; and

     (d)     The proceeds of any sale, exchange or disposition of the property and securities described in Subsection (a), (b) or (c) above.

All securities, property and money to be assigned to, transferred to and pledged with the Company shall be herein referred to as the “Collateral” and shall be accompanied by one or more stock power assignments properly endorsed by the Borrower. The Company (or its designee, including without limitation MG) shall hold the Collateral in accordance with the following terms and provisions:

     1.      Representations, Warranties and Covenants of Borrower. Borrower hereby warrants and represents, and, to the extent relevant, covenants and agrees, that:

              (a)     Borrower has the requisite right, power and authority to enter into, and perform in accordance with, the terms and conditions of this Stock Pledge Agreement, and Borrower has the right, power and authority to grant, assign, transfer and pledge its interest in the Collateral to the Company;

              (b)     With the exception of the restrictions upon transfer set forth in that certain Stock Purchase Agreement, dated as of even date herewith, by and between the Company and the Borrower, the Collateral is owned legally and beneficially by Borrower, free and clear of any option, call, contract, commitment, demand, lien, claim, charge, security interest or encumbrance whatsoever;

              (c)     Borrower shall not, sell, assign, transfer or otherwise dispose of, or mortgage, pledge, encumber or otherwise hypothecate, all or any portion of the Collateral;

              (d)     This Stock Pledge Agreement shall be construed as absolute, continuing and unlimited with respect to the covenants, conditions and obligations contained herein, without regard to regularity, validity, enforceability or any change, modification or amendment of any liability or obligation of Borrower; and

              (e)     Borrower shall take any steps reasonably deemed necessary or advisable by the Company to preserve the security interest of the Company in and to the Collateral.

     2.      Rights and Powers. The Company may, without obligation to do so, exercise one or more of the following rights and powers with respect to the Collateral:

               (a)     Accept in its discretion, but subject to the applicable limitations of Section 7, other property of the Borrower in exchange for all or part of the Collateral and release Collateral to the Borrower to the extent necessary to effect such exchange, and in such event the money, property or securities received in the exchange shall be held by the Company as substitute security for the Note and all other indebtedness secured hereunder;

               (b)     Perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

               (c)     Transfer record ownership of the Collateral to the Company or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, but only if there exists at the time an outstanding event of default under Section 8 of this Agreement.

               Any action by the Company pursuant to the provisions of this Section 2 may be taken without notice to the Borrower. Expenses reasonably incurred in connection with such action shall be payable by the Borrower and form part of the indebtedness secured hereunder, as provided in Section 11.

               So long as there exists no event of default under Section 8 of this Agreement, the Borrower may exercise all shareholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral. Accordingly, until such time as an event of default occurs under this Agreement, all proxy statements and other shareholder materials pertaining to the Collateral shall be delivered to the Borrower at the address indicated below.

               Any cash sums that the Company may receive in the exercise of its rights and powers under this Section 2 shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as the Company deems appropriate. Any remaining cash shall be paid over to the Borrower.

     3.     Duty to Deliver. Any new, additional or different securities that may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock dividend, stock split or reclassification of the capital stock of MG or (ii) any merger, consolidation or other reorganization affecting the capital structure of MG shall, upon receipt by the Borrower, be promptly delivered to and deposited with the Company as part of the Collateral hereunder. Such securities shall be accompanied by one or more properly endorsed stock power assignments.

     4.     Care of Collateral. The Company shall exercise reasonable care in the custody and preservation of the Collateral but shall have no obligation to initiate any action with respect to, or otherwise inform the Borrower of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral. The Company shall not be obligated to take any action with respect to the Collateral requested by the Borrower unless the request is made in writing and the Company determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the note and other indebtedness secured hereunder.

     The Company may at any time release and deliver all or part of the Collateral to the Borrower, and the receipt thereof by the Borrower shall constitute a complete and full acquittance for the Collateral so released and delivered. The Company shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement. However, any and all releases of the Collateral shall be effected in compliance with the applicable limitations of Section 7(a) and (c).

     5.     Payment of Taxes and Other Charges. The Borrower shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of the Borrower’s failure to do so, the Company may at its election pay any or all of such taxes and charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and, until paid, shall bear interest at the minimum per annum rate, compounded semiannually, required to avoid the imputation of interest income to the Company and compensation income to the Borrower under the federal tax laws.

     6.     Transfer of Collateral. In connection with the transfer or assignment of the Note (whether by negotiation, discount or otherwise), the Company may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Company hereunder with respect to the Collateral so transferred. Upon such transfer, the Company shall be fully discharged from all liability and responsibility for the transferred Collateral.

     7.     Release of Collateral. Provided (i) all indebtedness secured hereunder shall at the time have been paid in full or cancelled and (ii) there does not otherwise exist any event of default under Section 8, the pledged shares of Common Stock, together with any additional Collateral that may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to the Borrower in accordance with the following provisions:

             (a)       Upon payment or prepayment of principal under the Note, together with payment of all accrued interest to date, one or more shares of Common Stock held as Collateral hereunder shall (subject to the applicable limitations of Subsection (c) below) be released to the Borrower within three days after such payment or prepayment. The number of shares to be so released shall be equal to the number obtained by multiplying (i) the total number of shares of Common Stock held under this Agreement at the time of the payment or prepayment by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment. In no event, however, shall any fractional shares be released. In addition, one or more shares of Common Stock held as Collateral hereunder shall (subject to the applicable limitations of Subsection (c) below) be released to a stockbroker designated in writing by the Borrower and acceptable to the Company for the sole purpose of effecting an immediate sale of the released shares, provided that such stockbroker agrees to forward any proceeds (up to the balance of principal and interest due under the Note) directly to the Company to be used to satisfy the Note.

             (b)       Any additional Collateral that may hereafter be pledged and deposited with the Company (pursuant to the requirements of Section 3) with respect to the shares of Common Stock pledged hereunder shall be released at the same time the particular shares of Common Stock to which the additional Collateral relates are to be released in accordance with the applicable provisions of Subsection (a) above. Under no circumstances, however, shall any shares of Common Stock or any other Collateral be released if previously applied to the payment of any indebtedness secured hereunder.

             (c)       In no event shall any shares of Common Stock be released pursuant to the provisions of Subsections (a) and (b) above if, and to the extent, the fair market value of the Common Stock and all other Collateral that would otherwise remain in pledge hereunder after such release were affected would be less than the unpaid balance of the Note (principal and accrued interest).

     8.     Events of Default. The occurrence of one or more of the following events shall constitute an event of default under this agreement:

             (a)       The failure of the Borrower to pay the principal and accrued interest when due under the Note;

             (b)       The failure of the Borrower to perform an obligation imposed upon the Borrower by reason of this Agreement;

             (c)       The breach of any representation, warranty or covenant of the Borrower contained in this Agreement; or

             (d)       Any default by Borrower in the performance of any provision under this Stock Pledge Agreement.

     Upon the occurrence of any such event of default, the Company may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the Maryland Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder.

     Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of reasonable expenses incurred by the Company in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to the Borrower. However, in the event such proceeds prove insufficient to satisfy all obligations of the Borrower under the Note, then the Borrower shall remain personally liable for the resulting deficiency.

     9.     Other Remedies. The rights, powers and remedies granted to the Company and the Borrower pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Company and the Borrower under any statute or rule of law. Any forbearance, failure or delay by the Company or the Borrower in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Company and the Borrower under this Agreement shall continue in full force and effect, unless such right, power or remedy is specifically waived by an instrument executed by the Company or the Borrower, as the case may be.

     10.     General Authority. Borrower hereby irrevocably appoints the Company as Borrower’s true and lawful attorney, with full power of substitution, in the name of Borrower, for the sole use and benefit of the Company to the extent permitted by law, to exercise, at any time and from time to time while any default has occurred and is continuing hereunder, all or any of the following powers with respect to all or any of the Collateral:

             (a)       To receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Company in connection therewith;

              (b)       To settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

             (c)       To sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof as fully and effectually as if the Company was the absolute owner thereof; and

             (d)       To discharge any taxes, liens, security interests or other encumbrances at any time placed thereon,

provided, that the Company shall give the Borrower not less than five (5) days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Company and the Borrower agree that such notice constitutes “reasonable notification” under applicable sections of the Uniform Commercial Code in effect in the State of Maryland.

     11.     Costs and Expenses. All reasonable costs and expenses (including reasonable attorneys fees) incurred by the Company in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute a personal liability of the Borrower payable immediately upon demand and bearing interest until paid at the Company’s bank interest rate then being earned by the Company on its deposits.

     12.     Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and shall be binding upon the executors, administrators, heirs and assigns of the Borrower.

     13.     Arbitration. Any controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement or the Note, or any claims arising out of or relating to this Agreement or the Note, or the breach hereof or thereof, will be submitted to and settled by final and binding arbitration in Baltimore, Maryland, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any arbitration under this Agreement or the Note, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys’ fees and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The “prevailing party” means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

     14.     Severability. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this

Agreement shall be affected thereby.

     15.     Notice. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by (i) hand delivery, in which event effective notice shall be deemed to have been given as of the date of delivery, (ii) Federal Express, Express Mail or other nationally recognized overnight courier, in which event effective notice shall be deemed to have been given on the next business day after being sent, or (iii) by registered or certified mail, postage prepaid, return receipt requested, in which event effective notice shall be deemed to have been given three (3) business days after being sent. Notice shall be addressed to the Company at its principal office and to Borrower at the address set forth on the signature page of this Stock Pledge Agreement or to such other address as a party may furnish to the other by notice in accordance with this Section 15.

     IN WITNESS WHEREOF, this Agreement has been executed by the Borrower on this 31st day of August, 2001.

BORROWER:

___________________________ [name]

Address: ____________________

_______________________

Agreed to and Accepted by:

Gene Logic Inc.

By:___________________________

Printed Name:___________________
Title:__________________________

Dated: August 31, 2001

INDIVIDUAL AMOUNTS

Named Executive Officer	Number of Shares	Purchase Price
Michael J. Brennan, M.D., Ph.D.	100,000	$30,000
Y. Douglas Dolginow, M.D.	20,000	$6,000
Eric M. Eastman, Ph.D.	20,000	$6,000
Mark D. Gessler	125,000	$37,500
David S. Murray	50,000	$15,000